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                                                                   EXHIBIT 99


NEWS RELEASE

For Immediate Release

                                      Contact:  William W. Sherertz
                                                President and
                                                Chief Executive Officer

                                    Telephone:  (503) 220-0988

                       BARRETT BUSINESS SERVICES, INC.
                        ANNOUNCES SELF-INSURED STATUS
                        FOR CALIFORNIA AND ADDITIONAL
                      WORKERS' COMPENSATION CHARGE FOR
                          THE FIRST QUARTER OF 1995


     PORTLAND, OREGON, March 20, 1995 - Barrett Business Services, Inc. (Nasdaq trading symbol: "BBSI") reported today that it has obtained self-insured employer status for workers' compensation purposes in the state of California. Self-insured status is an important element of the Company's strategic growth opportunities to expand its professional employer services in California.

     The Company also announced that an employee recently sustained a serious crippling injury, which pursuant to Barrett's self-insured workers' compensation arrangements will result in a pre-tax charge of $350,000 for workers' compensation expense in the first quarter of 1995. The Company maintains excess insurance coverage with a private carrier for losses in excess of $350,000, thereby limiting Barrett's financial exposure.

     Barrett is the largest provider of temporary staffing and professional employer services in Oregon with thirteen offices throughout the State. The Company also has five offices in California, three offices in each of Maryland and Washington and one office in Delaware. Barrett reported revenues of $140.6 million for 1994.

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